AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

WALGREENS PHARMACIES – 6 PACK

THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL II, LLC a Delaware limited liability Company (“Buyer”), and each undersigned Seller, also as identified in Exhibit A-1 attached hereto (collectively “Seller”).

BACKGROUND

A.           Seller is the owner of the Property (as defined in Section 1(h) below and more particularly described in Exhibits B-1 through B-6 attached hereto).

B.           Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)          “Broker” shall mean Ken Hedrick/Stan Johnson Company, acting as Buyer’s agent, but to be compensated by Seller as herein provided.

(b)          “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on January 19, 2012; provided, however, the Purchase and Sale Agreement shall not provide for a Closing prior to the expiration of the Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.

(c)          “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty-eight (28) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period shall be extended (i) by one (1) day, up to a maximum of five (5) business or (ii) to such other date mutually agreed to by Buyer and Seller.

(d)          “Earnest Money” shall mean the initial amount of Six Hundred Thousand Dollars ($600,000.00), which shall be delivered to Escrow Agent within three (3) business days after the Effective Date. Upon expiration of the Due Diligence Period and Buyer’s election to proceed to Closing, Buyer shall deposit the additional amount of Six Hundred Thousand Dollars ($600,000.00) with to Escrow Agent within three (3) business days after expiration of the Due Diligence Period, which collectively shall be referred to herein as the Earnest Money. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent..

(e)          “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(f)          “Escrow Agent” shall mean Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(g)           “Lease” or “Leases” shall mean those certain Leases described on Exhibit A-2 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement, between Seller, as landlord, and Walgreen Co., as tenant (“Tenant”), as amended.

(h)           “Property” shall collectively mean (i) those certain parcels of real property, all of which are identified on Exhibit A-1 attached hereto and legally described in Exhibits B-1 through B-6 attached hereto, together with all right, title and interest of the Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (ii) all of the buildings and improvements (each individually called a “Building” and collectively called the “Buildings”) situated on the Land; (iii) all right, title and interest of Seller, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by Seller and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (iv) all right, title and interest of Seller in and to all warranties and guaranties respecting the Buildings and Personal Property, if any; (v) to the extent not otherwise described in subsection (i), all right, title and interest of Seller in and to all Leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder, if any; (vi) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (ii)-(vii) in connection with such Land.

(i)           “Purchase Price” shall mean the amount listed for each Property as set forth opposite the designation of such Property on Exhibit A-1 attached hereto, and in the total aggregate amount of $27,989,870. The Purchase Price is based on a capitalization rate of 7.00% and the rents set forth on Exhibit A-2. If the rents on the Closing Date are not the same as set forth on Exhibit A-2, the Purchase Price shall be adjusted accordingly.

(j)           Seller and Buyer’s Notice address

(i)          “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

c/o Real Capital Solutions, Inc.

1450 Infinite Drive, Suite E2

Louisville, CO 80027

Attn: Judy Lawson

Tel. No.: (303) 533-1628

Cell No.: (303) 941-9997

Fax No.: (303) 466-3008

Email: jlawson@realcapitalsolutions.com

And to Seller’s Attorney:

Rudy Fettig

Real Capital Solutions, Inc.

1450 Infinite Drive, Suite E2

Louisville, CO 80027

Tel. No.: (303) 533-1627

Fax No.: (303) 466-4202

Email: rfettig@realcapitalsolutions.com

(ii)         “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

William Kahane

American Realty Capital II, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (215) 887-3054

Fax No.: (646) 861-7751

Email: wkahane@arlcap.com

And to:

Jesse Galloway

American Realty Capital II, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

American Realty Capital, LLC

202 E Franklin Street

Monroe, NC 28112

Tel. No.: (212) 415-6570

Fax No.: (212) 415-6507

Email: jmezzanotte@arlcap.com

2.           Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell respectively, to Buyer, and Buyer agrees to purchase the Property for the Purchase Price set forth above.

3.           Purchase Price.

The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

(a)          If this Agreement is terminated with respect to one or more Properties pursuant to the terms hereof due to (i) a default by Seller, (ii) condemnation or casualty, a title matter which constitutes a breach of the applicable Lease or materially affects the ability of the Tenant to use the Property for the purposes for which it was intended, or (iii) a New Title Matter (hereinafter defined) objected to by Buyer in accordance with the terms hereof, which Seller elects not to remove or is unable to remove, then this Agreement shall continue in full force and effect with respect to the remaining Properties and the Purchase Price shall be reduced by the amount shown on Exhibit A-1 for such terminated Property(ies). In addition, Buyer shall have the right to terminate this Agreement with respect to no more than two Properties (the "Property Termination Right") by sending written notice to Seller during the Due Diligence Period in the event that Buyer discovers a material problem in the environmental or physical condition of such Property. If Buyer exercises the Property Termination Right, the Purchase Price shall be reduced in accordance with the method set forth in the first sentence of this clause (a).

4.            Proration of Expenses and Payment of Costs and Recording Fees.

(a)          All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing; provided, however, that in the event of payment thereof by Seller, Seller expressly retains all rights to reimbursement thereof from Tenant pursuant to the terms and conditions of the Lease. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease.

(b)          All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs; provided, however, if the Closing Date shall occur within ten (10) days of the end of the month in which Closing occurs, Buyer and Seller agree that Buyer shall be credited with the following month’s rent at Closing and Seller shall be entitled to retain any rents received by Seller that are attributable to the month following the month in which the Closing Date occurs and Buyer agrees to the extent that it receives any rent attributable to such month which was adjusted at Closing, it will refund such amount to Seller as soon as reasonably possible.

(c)          Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)          100% of all Owner’s Title Insurance standard policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)         Transfer taxes and conveyance fees on the sale and transfer of the Property shall be paid by Seller;

(iii)        Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement; and

(iv)        All fees relating to the granting, executing and recording of the Deed for each Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)          Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)          Title Insurance policy premiums for any endorsements issued in connection with such policies, if any, and other than a survey endorsement;

(ii)         all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees, Title Insurance policy premiums in connection with any endorsements issued in connection therewith and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)        Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(e)         Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The parties rights and obligations pursuant to this Section 4 shall survive the Closing under this Agreement.

5.            Title. At Closing, Seller agrees to convey to Buyer fee simple title to each Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.            Examination of Property. Seller and Buyer hereby agree as follows:

(a)          Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent and a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property to the extent filed as a result of any actions or omissions of Seller (collectively, “Liens”). Except to the extent required to be removed by Tenant pursuant to the terms of the Leases, Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). To the extent that any such Liens are the obligations of Tenant pursuant to the terms of the Leases, Seller shall immediately give written notice to Tenant to remove such Liens. Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts and nominal expense prior to Closing. Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money (minus the Estoppel Fees, as defined in Section 6(c) below, which shall be paid to Seller) shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any materially adverse Title Matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing (“New Title Matter”), Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the New Title Matter, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such New Title Matter (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money (minus the Estoppel Fees which shall be paid to Seller) shall be returned to Buyer, and to the extent such materially adverse Title matter was caused by any act or omission of Seller, Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)          Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to each Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s owner’s title insurance policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) a copy of each tenant sales reports for the previous twenty four (24) calendar months; (ix) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all remaining warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to each Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel, as soon as reasonably available following such request. Additionally, during the term of this Agreement, subject to the Tenant’s rights under the Leases, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer agrees to require any contractor, inspector or consultant that enters the Property at the request or on behalf of Buyer pursuant to the inspection rights granted in this Section to maintain and to cause any of its subcontractors to maintain and have in effect commercial general liability insurance in commercially reasonable amounts, providing insurance coverage for bodily injury, including death, and property damage, and worker’s compensation insurance if required by law. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement with respect to all of the Property by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall terminate, Buyer shall receive a refund of the Earnest Money (less the Estoppel Fee which shall be paid to Seller), and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. After expiration of the Due Diligence Period and Buyer’s failure to terminate this Agreement as provided in this Section 6(b), the Deposit shall be non-refundable to Buyer except in the event of a default by Seller or as otherwise expressly provided in this Agreement.

(c)          Within five (5) days following the Effective Date, Seller shall request Estoppel Certificates certified to Buyer, it’s Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request) and a Waiver of Tenant’s right of first refusal. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form attached to the Lease and as Exhibit G (the “Tenant Estoppel Certificate”), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same. In the event that Buyer terminates this Agreement pursuant to the terms hereof, Buyer agrees to reimburse to Seller the fees paid to Tenant to obtain the Tenant Estoppel Certificates (collectively, “Estoppel Fees”). Buyer acknowledges and agrees that such Estoppel Fees will be deducted from the Earnest Money and paid to Seller directly by Escrow Agent.

(d)          Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”).

(e)          Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

7.           Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease for such Property, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement with respect to each such Property by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination a proportionate part of the Earnest Money shall be returned to the Buyer in accordance with the Purchase Price as set forth on Exhibit A-1 and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8.           Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)          If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a written notice of termination to Seller and Escrow Agent prior to the expiration of the Due Diligence Period as provided in Section 6(b) above, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)          The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.           Default

(a)          In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)          In the event of a default in the obligations herein taken by Seller, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to any or all of the Properties, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement with respect to any or all Properties by delivering written notice thereof to Seller no later than Closing, upon which termination the corresponding amount of the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket third party costs and expenses incurred by Buyer as to such Property or Properties in connection with this Agreement, (not to exceed $15,000.00) (except as provided in the last paragraph of Section 13) which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iii) above except that the term “Closing” shall read “Extended Closing”. Buyer shall be deemed to have elected to terminate this Agreement and have waived, released and forever relinquished any right Buyer may now have or may later acquire to seek specific performance or to place any liens or encumbrances including a notice of lis pendens on the Property if Buyer fails to deliver to Seller written notice of its intent to assert a cause of action for specific performance within thirty (30) days following the scheduled date for Closing (or Extended Closing, if applicable), or, having given such notice, fails to file a lawsuit asserting such cause of action in the proper court within thirty (30) days following the scheduled date for Closing(or Extended Closing, if applicable).

Notwithstanding the foregoing, in the event of an intentional default of Seller hereunder, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity.

10.         Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property:

(a)          A Special Warranty Deed substantially in the form attached hereto as Exhibit C (subject to necessary modifications based on local law and practice);

(b)          An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit D;

(c)          A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit E;

(d)          An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit F;

(e)          An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;

(f)           To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;

(g)          A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(h)          All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(i)          Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(j)          To the extent in Seller’s possession, originals of the Warranties (as hereinafter defined), if any;

(k)         A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

(l)          An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Escrow Agent;

(m)        An original SNDA fully executed and notarized by Tenant, if timely requested by Buyer;

(n)         Letter to Tenant in form of Exhibit H attached hereto;

(o)         A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance (or self-insuring as permitted by the terms of the Lease) of the types and in the amounts required by the Lease, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear; and

(p)          Such other instruments as are reasonably required by Buyer or Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (g) above. Each party shall have a one time right to extend the Closing for up to fifteen (15) days upon written notice to the other to be received not less than five (5) days prior to the date scheduled for the Closing. If either party timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11.         Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, each Seller, respectively, makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to the Property owned by each Seller:

(a)          Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located (or shall be prior to Closing if not as of the date hereof). Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)          Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(c)          Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease, the Permitted Exceptions and any other contracts or agreements delivered to Buyer within the Due Diligence Period;

(d)          Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property;

(e)          Seller has fee simple title to the Real Property subject to the Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease;

(f)          With respect to the Leases: (i) the Leases forwarded to Buyer under Section 6(b)(i) are true, correct and complete copies of the Leases; (ii) the Leases are in full force and effect and Seller has not received written notice of any default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Leases or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for each Property is as set forth on Exhibit A-2;

(g)          There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Except as provided in the Lease, neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)          The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state; and

(i)          To Seller’s knowledge, except as set forth in the Leases and/or any environmental reports and all other documentation previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Except as set forth in documentation previously delivered by Seller to Buyer, Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property; and

(j)          Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).

The representations and warranties of Seller shall survive Closing for a period of six (6) months. “Seller’s knowledge,” as used in this Agreement means the current actual knowledge of Judy Lawson and Marcel Arsenault, without any duty of inquiry or investigation.

In the event that Buyer discovers prior to the Closing that any representation or warranty of Seller set forth in this Agreement is untrue or inaccurate as of the Closing but nevertheless elects to close the purchase of the Property, Buyer shall conclusively be deemed to have waived any claim it may otherwise have against Seller predicated on such untrue or inaccurate warranty.

If after the Effective Date, but before the Closing, Seller learns of facts or circumstances which make any of the foregoing representations or warranties materially inaccurate, Seller shall promptly notify Buyer in writing of such facts or circumstances after learning of the same and Buyer may elect, within five (5) business days after receipt of Seller’s notice but no later than the Closing, to terminate this Agreement by giving written notice to Seller and Escrow Agent. If Buyer fails to deliver such a termination notice, then Buyer shall be deemed to have: (i) waived its right to terminate this Agreement, (ii) elected to acquire the Property on the terms set forth in this Agreement and (iii) waived all remedies at law or in equity with respect to any inaccuracy in the representations or warranties resulting from the facts or circumstance disclosed by Seller in its notice to Buyer.

12.         Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as of the date hereof and as of the Closing Date as follows:

(a)          Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of six (6) months.

13.         Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent for each Property on and as of the date of Closing:

(a)          Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)          Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)          Tenant shall be in possession of the premises demised under the Leases, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet any of the Property;

(d)          Subject to the last two paragraphs of Section 11, the representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(e)          Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Leases to purchase the Property from Seller; and

(f)          Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement; provided, however, that, notwithstanding anything else to the contrary, in no event shall the provisions in Section 9(b)(ii) (with respect to Seller’s obligations to pay Buyer’s out of pocket expenses thereunder) apply in the event the conditions set forth in Sections 13(b) or 13(c) are not satisfied as of Closing, or with respect to 13(e), if Tenant has not elected to exercise any purchase option it may have under the Lease.

14.         Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)          Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof; and

(b)          The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

15.         Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.         Seller Covenants. Seller agrees that it, with respect to each Property: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and maintained the Property and (b) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17.         Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

18.         Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.         Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

20.         No Representations or Warranties. With the sole exception of the representations set forth in Section 11 of this Agreement, this Agreement is made without representation or warranty of any kind by Seller; Seller makes no representation or warranty of any kind with regard to the physical condition of the Property or any component thereof, with regard to any restrictions, requirements, costs or constraints that may be associated with the Property, with regard to the suitability of the Property for Buyer’s purposes or with regard to the accuracy or completeness of any of the Due Diligence Documents (other than the Lease) furnished or made available to Buyer (including, without limitation, any environmental or structural studies or reports), it being the parties’ express understanding and agreement that Buyer shall fully inspect the Property and all aspects thereof during the Due Diligence Period and prior to Closing, and that Buyer will rely solely on its own inspection in determining the physical condition and other features of the Property, any restrictions, requirements, costs or constraints that may be associated with the Property, and whether the Property is suitable for Buyer’s intended purposes; and Buyer will acquire the Property in “AS IS” and “WITH ALL FAULTS” condition. Without limiting the generality of the foregoing, Buyer, for itself and its successors and assigns, releases Seller and Seller’s partners, agents, employees, managers, members, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for, (i) any and all liability attributable to any physical condition of or at the Property, including, without limitation, the presence on, under or about the Property of any hazardous materials; and (ii) any and all liability resulting from the failure of the Property to comply with any applicable laws, including, without limitation, any Environmental Law. This Section 20 shall survive the execution and delivery of this Agreement and the Closing.

21.         Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

22.         Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

23.         Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

24.         Assignment. Buyer may not assign any of its rights or delegate or cause to be assumed any of its obligations under this Agreement without the prior written consent of Seller; provided, however, that Buyer may assign its rights under this Agreement to an affiliate of Buyer without Seller’s consent, but with written notice to Seller given at least seven (7) days prior to Closing; provided further that in the event of such an assignment (i) the assignee assumes Buyer’s obligations in writing and (ii) Buyer will not be released from its obligations hereunder. Any assignment or transfer in violation of the terms of this Agreement shall be absolutely null and void and shall constitute a default under this Agreement. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the respective successors and permitted assigns of the Parties. Buyer is entering into this Agreement for and on behalf of related special purpose entities as set forth on Exhibit A-1 (each an “Approved Assignee”) and intends to assign to each respective Approved Assignee its rights hereunder prior to Closing.

25.         Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

26.         Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

27.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

28.         Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

29.         No Personal Liability. The parties acknowledge that this Agreement is entered into by formal entities and the parties hereby agree that no individual officer, member, manager, or representative of Seller or Buyer shall have any personal liability under this Agreement.

26.         Confidentiality. Buyer acknowledges that it is in the best interest of Buyer and Seller to maintain the confidentiality of the financial terms and provisions of this Agreement and the materials relating thereto. Except as otherwise provided herein, neither Seller nor Buyer shall disclose any of the financial terms or provisions of this Agreement prior to the Closing to any person or entity not a party to this Agreement or reasonably necessary to assist in the investigation of, and determination whether to acquire and/or invest in, the Property.

Buyer shall not disclose, and shall not authorize any Related Person (as defined below) to disclose, to any person (other than the persons described below or as required by applicable law) any information relating to the Property received directly or indirectly from Seller or through Buyer's inspection and testing processes, unless and until the contemplated transaction shall close. Buyer may make a disclosure of appropriate information to any attorney, engineering or other consultant, accountant, or agent or employee of the Buyer and to any person that is or may be providing equity or debt (either secured or unsecured) financing to Buyer (such persons being called “Related Persons”), provided the Buyer has advised the Related Persons of the confidential nature of the information and the existence of this agreement against disclosure, and, if the Related Person is not regularly employed or retained by the Buyer, such advice shall be in writing and shall also state that the Related Person is not authorized to disclose any of such information, except as provided above.

27.         Return of Due Diligence Documents. If this Agreement is terminated prior to the Closing for any reason, then promptly following such termination, Buyer shall return to Seller, within five (5) business days after termination, the Due Diligence Documents and, except in the event of termination as a result of a Seller default, copies of all third party reports and studies relating to the Property and received by Buyer, but without any representation or warranty by Buyer and without any obligation to deliver any financial documents deemed by Buyer to be proprietary or confidential.

28.         Solicitation. Seller shall have the right to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Buyer.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:		SELLER:

AMERICAN REALTY CAPITAL II, LLC,		BRYAN DRUGSTORE, LLC,
a Delaware limited liability company		a Colorado limited liability company

By:	/s/ William M. Kahane	By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault,
Name:	William M. Kahane		Manager

Title:	President
		Date:	12/16/11
Date:	12/15/11

Villager Square Strip Retail Limited Liability Company, a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

HOLIDAY PLAZA RETAIL, LLC,
a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

ARSENAULT INVESTMENTS-GREENWOOD, LLC, a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

TRIPOINTE BUSINESS CENTER, LLC,
a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

NORTH CAPITAL COLFAX, LLC,
a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

C.C. INVESTMENTS, INC.,
a Colorado corporation

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

PRESCOTT FACILITY LLC,
a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

NORTH CAPITAL HILL L.L.C., a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

Aurora Corporate Plaza, LLC,
a Colorado limited liability company

By:	/s/Marcel Arsenault
~~Sharon K. Eshima~~ Marcel Arsenault, Manager

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Edwin G. Ditlow

Name:	Edwin G. Ditlow

Title:	Vice President

Date:	December 19, 2011

EXHIBITS

Exhibit A-1	-	List of Sellers/Properties

Exhibit A-2	-	List of Leases and Rents

Exhibit B-1 through B-6		Legal Description of the Property

Exhibit C	-	Form of Special Warranty Deed

Exhibit D	-	Form of Assignment and Assumption of Lease

Exhibit E	-	Form of Bill of Sale

Exhibit F	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit G	-	Form of Tenant Estoppel

Exhibit H	-	Form of Tenant Notice

Exhibit I	-	Warranties

EXHIBIT A-1

LIST OF SELLERS/PROPERTIES

Walgreens - 6-Pack
				Bldg.			Purchase
Owner Name	City	ST	Acres	sq.ft.	Approved Assignee	Deposit	Price

Bryan Drugstore, LLC	Bryan	OH	N/A	14,820	ARC3 WGBYNOH001, LLC	$100,000	$5,000,000

Tripointe Business Center, LLC (48.5%) North Capital Colfax, LLC (36%) C.C. Investments, Inc. (15.5%)	Frankfort	KY	N/A	14,550	ARC3 WGFFTKY001, LLC	$100,000	$5,159,000

Holiday Place Retail, LLC (51.14%) Arsenault Investments-Greenwood, LLC (48.86%)	Greenwood	MS	N/A	14,820	ARC3 WGGWDMS001, LLC	$100,000	$4,265,710

Aurora Corporate Plaza LLC	Shreveport	LA	N/A	14,560	ARC3 WGSPTLA001, LLC	$100,000	$4,642,860

Prescott Facility LLC, LLC (82%) North Capital Hill L.L.C. (18%)	Anderson	SC	N/A	14,820	ARC3 WGASNSC001, LLC	$100,000	$4,760,870

Villager Square Strip Retail Limited Liability Company	Wetumpka	AL	N/A	14,820	ARC3 WGWTKAL001, LLC	$100,000	$4,161,430

Totals						$600,000.00	$27,989,870

A-1

EXHIBIT A-2

LIST OF LEASES AND RENTS

Walgreens - 6-Pack

Tenant Name	Address	City	ST	Lease Comm. Date	Lease Term Date	Annual Net Rent	Annual Bump	Cap Rate
Walgreen Co.	403 S. Main St.	Bryan	OH	08/01/07	07/31/32	350,000.00	None	7.00%
Walgreen Co.	385 Versailles Rd.	Frankfort	KY	09/01/06	08/31/31	361,130.00	None	7.00%
Walgreen Co.	700 W. Park Ave.	Greenwood	MS	07/01/07	06/30/32	298,600.00	None	7.00%
Walgreen Louisiana Co.*	SW Corner of W. 70th St. & Pines Rd.	Shreveport	LA	09/01/03	08/31/28	325,000.00	None	7.00%
Walgreen Co.	Corner of U.S. Hwy 29 & Hwy 28	Anderson	SC	06/01/06	05/31/31	333,261.00	None	7.00%
Walgreen Co.	795 Wilson St.	Wetumpka	AL	06/01/07	05/31/32	291,300.00	None	7.00%

				Totals		1,959,291

*Shreveport Lease is guaranteed Walgreen Co.

Multiproperty PSA ([insert project name])

A-2

EXHIBIT B-1

Legal Description of Bryan, OH

The land is located in the County of Williams, State of Ohio and described as follows:

A parcel of land being all of Lots 1, 2, 3, 4, 12, 13, 14, 15 16 and all of the 20'Alley Vacated per Ordnance No. 33 (dated May 15, 2006), all being in Dobb's Third Addition to the City of Bryan, as recorded in Plat Book Volume 1, Page 33, Williams County Plat Records, in the City of Bryan, Williams County, Ohio, said parcel of land being bounded and described as follows:

BEGINNING at the Northwest corner of Said Lot 1, said point being marked with a set frill hole, thence in an Easterly direction along the north line of said Lots 1, 15 and 16, having an assumed bearing of North ninety (90) degrees zero (00) minutes, zero (00) seconds East a distance of two hundred eighty-five and two hundredths (285.02') feet to the intersection of the East line of said Lot 16, said point of intersection being marked with a set capped iron rebar;

Thence South zero (00) degrees, nine (09) minutes, seven (07) seconds East along the East line of said Lots s 16 along the East line of said Lots 14, 13, 12, a distance of three hundred thirty-five and fifteen hundredths (335.15') feet, to the intersection of the South line of said Lot 12, said point being marked with a set capped iron rebar;

Thence North eighty-nine (89) degrees, forty-eight (48) minutes, forty-five (45) seconds West along said South line of Lot 12, a distance of one hundred thirty-two and ninety hundredths (132.90') feet to the intersection of the West line of said Lot 12, said point of intersection of the West line of said Lot 12, said point of intersection being marked with a set capped iron rebar;

Thence North zero (00) degrees, one (05) minutes, eight (08) seconds West along said West line of Lot 12, a distance of sixty-six and ninety-four hundredths (66.94') feet to the intersection of the Easterly extension of the South Line of said Lot 4, said point of intersection being marked with a set capped iron rebar;

Thence North eighty-nine (89) degrees, fifty-one (51) minutes, zero (00) seconds West along said South line of Lot 4, a distance of one hundred thirty-two and eighty-two hundredths (132.82') feet to the intersection of the West line of said Lot 4, said point of intersection being marked with a set capped iron rebar;

Thence north zero (00) degrees, one (01) minute, ten (10) seconds West along said West line of Lot 4 and along the West line of said Lots 3, 2, and 1, a distance of two hundred sixty-seven and thirty-seven hundredths (267.37') feet to the POINT OF BEGINNING,

Said parcel of land containing an area of 85,295 square feet or 1.958 acres of land, more or less.

The above described parcels of land are subject to any and all leases, easements or restrictions of record.

B-1

The bearings used hereon are based on an assumed meridian and are solely for the purpose of calculating angular measurement.

Said capped iron rebars being a 1/2" diameter with a plastic cap stamped "BRAZIER 8109"

The above described is based on an actual field survey performed under my supervision during March, 2006 and has been recorded in Vol. 7B, Page 148 (Replacement Copy filed dated June 26, 2006) in the Williams County Survey Records.

B-1(Cont'd)

EXHIBIT B-2

Legal Description of Frankfort, KY

Being all of Tract “A” of the Bowl-A-Way Minor Subdivision, as shown on a plat recorded in Plat Cabinet “C”, Slide 322 in the Franklin County Clerk’s Office, containing 1.962 acres, and more particularly described as follows:

Beginning at an iron pin found in the northwest intersection of the Versailles Road and Laralan Drive Right-of-Way (R/W); thence with the Laralan Drive R/W South 34°09’03” West 494.39’ to a Mag Nail set in the southeast corner to Lot 2A of the Amended Mare Manor Subdivision, filed in Plat Cabinet “F”, Slide 48; thence North 45°03’43” West 177.31’ to an iron pin set in the southwest corner of Lot 3 of the Mare Manor Minor Subdivision, filed in Plat Cabinet “C”, Slide 330; thence North 35°37’12” East 155.25’ to a Mag Nail set in a corner that is common to Lot 3 and Lot 2A of said subdivision; thence North 35°37’12” East 32.00 to a Mag Nail found in a corner that is common to Lot 1 and Lot 2A of said subdivision; thence North 35°37’12” East 355.51’ to an iron pin found in the west R/W of Versailles Road, thence with said road South 34°57’07” East 172.09’ to the Point of Beginning.

Together with an easement for ingress and egress and for sewer lines as set out in Agreement and Grant of Easements between Blue Line Properties, LLC, and Bobby Matthews, dated May 12, 2005, of record in Deed Book D482, Page 784, in the Office of the Franklin County Clerk.

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EXHIBIT B-3

Legal Description of Greenwood, MS

Description of a 1.64 acre tract located in Lots 1 and 3, Block B, of the Riverside Heights Addition, No. 1, to the City of Greenwood, Leflore County, Mississippi, as shown on a plat of said Addition recorded in Plat Book 6 on Page 17 of the plat records on file in the Office of the Chancery Clerk of Leflore County, Mississippi, said tract being all of Lot 1 and a part of Lot 3, said tract being more particularly described as follows:

Begin at an iron pipe marking the southeast corner of said Lot 1, said iron pipe marking the Point of Beginning of the tract herein described, from said Point of Beginning proceed along the east boundary of said Block B and along the west boundary of Medallion Drive the following calls: N 26°06’19” W 50.00’; along a curve turning to the right with an arc length of 105.71’, with a radius of 230.00’, with a chord bearing of N 12°56’ 19” W. with a chord length of 104.78’ to an iron pipe. N 00°13’41” E 89.80’ to an iron pipe; thence proceed S 63°53’41” W a distance of 308.74’ to an iron pipe on the east boundary of the Allied Development Co. Inc. tract described in Deed Book 174 on Page 285; thence proceed S 00°21’41” W along the east boundary of said Allied Development Co. Inc. tract a distance of 127.82’ to an iron pipe; thence S 26°06’19” E a distance of 118.09’ to an iron pipe on the south boundary of said Block B; thence N 63°53'41” E along the south boundary of said Block B and along the north Right of Way boundary of West Park Avenue a distance of 302,00’ to the Point of Beginning. Bearings in this description are Geodetic from Global Positioning System.

Together with all rights under that certain Reciprocal Easement Agreement with Covenants, Conditions and Restrictions of record at Deed Book 398, Page 238, rerecorded at Deed Book 400, Page 371, both in the Office of the Chancery Clerk of Leflore County, Mississippi.

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EXHIBIT B-4

Legal Description of Shreveport, LA

Lots 1 and 2, Walgreens West Commercial Subdivision, recorded November 19, 2002, under Registry Number 1829157, Book 4000, Page 36, Records of Caddo Parish, Louisiana, being a resubdivision of Lots 10, 11 & 14, Steeple Chase Plaza in Huntington Park, as recorded in Book 1750, Page 133 and a tract described in Book 3360, Page 139, Conveyance Records of Caddo Parish, Louisiana, being located in the NW/4 of Section 25, Township 17 North, Range 15 West, Shreveport, Louisiana

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EXHIBIT B-5

Legal Description of Anderson, SC

Being and lying in the state of South Carolina, county of Anderson, and being located at the intersection of northern right of way of South Carolina Highway 28 By-Pass and the eastern right of way of U.S. Highway 29 By-Pass and South Carolina Highway 81 and being more particularly described as follows:

Beginning at a point, a ½” rebar set, on the southeastern most corner of now or formerly Hardee’s Lease Partners 1980 per Deed Book: 19-W at page 22 and now or formerly Hardee’s per Deed Book: 3488 at page 304 along the northern right of way of S.C. Highway 28 By-Pass; thence running along said northern right of way of S.C. Highway of 28 By-Pass for five courses and distances: (1) N 66-02-00 W, 18.50’ to a ½” rebar found; (2) N 62-34-00 W, 94.19’ to a ½” rebar found; (3) N 58-44-35 W, 62.25’ to a ½” open top; (4) N 59-37-36 W, 28.00’ to a “X” in concrete curb; (5) N 56-17-42 W, 100.15’ to a 5/8” rebar found on a sight triangle; thence turning from the northern right of way of S.C. Highway 28 By-Pass and running along a sight triangle N 18-24-08 W, 31.72’ to a 5/8” rebar found on the eastern right of way U.S. Highway 29 By-Pass and S.C. Highway 81; thence turning from said sight triangle and running along the eastern right of way of S.C. Highway 29 By-Pass and S.C. Highway 81 for two courses and distances: (1) N 18-48-05 E, 130.28’ to a 1” steel bar; (2) N 21-52-18 E, 127.21’ to a ½” rebar set on the southwestern most corner of now or formerly C & S Bank per Deed Book: 3118 at page 162; thence turning from said right of way and running along said C & S Bank property for two courses and distances: (1) S 48-17-04 E, 95.41’ passing a 1” crimp iron pin found at 27.00’, to a 1” crimp top iron pin found; (2) S 59-58-00 E, 224.82’ to a 1” solid iron pin found on the northeastern most corner of now or formerly Hardee’s per Deed Book: 3488 at page 304; thence turning from said C & S Bank property and running along said Hardee’s property S 18-41-20 W, 262.23’ to the POINT OF BEGINNING.

B-5

EXHIBIT B-6

Legal Description of Wetumpka, AL

COMMENCE AT THE PURPORTED NORTHEAST CORNER OF THE SOUTHWEST ¼ OF THE NORTHWEST ¼ OF SECTION 19, T18N, R19E, ELMORE COUNTY, ALABAMA AND RUN S 00°00’00” E, 1,407.22 FEET TO A POINT; THENCE RUN S 90°00’00” W, 915.89 FEET TO A ½” REBAR SET AT THE NORTHWEST CORNER OF THE STRICKLAND PROPERTY AS RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF ELMORE COUNTY, ALABAMA IN REAL PROPERTY BOOK 2003 AT PAGE 47325, SAID POINT ALSO BEING ON THE SOUTH RIGHT OF WAY OF EMERSON STREET (50 FOOT RIGHT OF WAY), SAID POINT BEING THE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING, LEAVING SAID SOUTH RIGHT OF WAY, RUN ALONG THE WEST BOUNDARY OF THE STRICKLAND PROPERTY AND THE PROJECTION THEREOF S 03°20’07’E, 234.86 FEET TO A ½” REBAR SET IN LOT 4, BLOCK B, PINEVIEW DRIVE AS RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF ELMORE COUNTY, ALABAMA IN PLAT BOOK 4 AT PAGE 14; THENCE RUN N 89°45’47” W, 343.82 FEET TO A ½” REBAR SET AT THE NORTHWEST CORNER OF THE SESAME STREET CLUBHOUSE, INC. PROPERTY AS RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF ELMORE COUNTY, ALABAMA ON ROLL 213, AT FRAME 1414, SAID POINT ALSO BEING ON THE EAST RIGHT OF WAY OF U.S. HIGHWAY 231 (RIGHT OF WAY VARIES); THENCE LEAVING SAID SESAME STREET CLUBHOUSE, INC. PROPERTY RUN ALONG THE EAST RIGHT OF WAY OF U.S. HIGHWAY 231 N 18°09’14” E, 283.16 FEET TO A ½” REBAR SET AT THE INTERSECTION OF THE EAST RIGHT OF WAY OF U.S. HIGHWAY 231 AND THE SOUTHEAST RIGHT OF WAY OF SAID EMERSON STREET; THENCE LEAVING SAID EAST RIGHT OF WAY, RUN ALONG THE SOUTH RIGHT OF WAY OF EMERSON STREET N 87°08’22” E, 75.15 FEET TO A ½” REBAR SET; THENCE CONTINUE ALONG SAID SOUTH RIGHT OF WAY S 76°35’38” E, 171.54 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED PROPERTY LYING IN THE WEST ½ OF SECTION 19, T18N, R19E, ELMORE COUNTY, ALABAMA AND CONTAINING 1.75 ACRES, MORE OR LESS.

The above-described property is also known as Lot 1, according to the Map of Trotman Wetumpka Plat No. 1, as said Map appears of record in the Office of the Judge of Probate of Elmore County, Alabama, in Plat Book 17, at Page 42.

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EXHIBIT C

FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]

This document prepared by:
(and return to :)

___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the _____ day of ______________, 2011, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")

WITNESSETH:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

C-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

C-2

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________(“Tenant”) (as amended from time to time, the “Lease”), including any and all security deposits under the Lease. Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the lessor under the Lease, from and after the effective date hereof.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2011

SELLER:

By:

Name:

Title:

E-1

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]

EXHIBIT F

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2011, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).

WITNESSETH:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2011, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, if any, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts and Assignee hereby assumes and agrees to perform, fulfill and comply with all covenants and obligations, which are to be performed, fulfilled and complied with by Assignor under the Contracts from and after the effective date hereof. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF TENANT ESTOPPEL

[subject to changes mandated by Walgreens Co.]

___________ __, 2011

ARC _______________, LLC

Re:	Store #__________ @ ____________________

Gentlemen:

The undersigned, (“Tenant”), as Tenant under that certain lease between us dated ________ __, ____ (“Lease”), covering the premises described therein and referenced above (“Leased Premises”), hereby states:

(i)	Tenant is in possession of the Leased Premises.

(ii)	The Lease is in full force and effect and has not been amended or modified.

(iii)	The Lease term commenced on _________ __, ____, and shall continue to and include _________ __, ____, subject to sooner termination at Tenant’s option pursuant to the terms of the Lease.

(iv)	Tenant pays fixed monthly rent, which has been paid through _________ __, ____.

(v)	Tenant has paid no security deposit.

(vi)	As of this date, as far as can be ascertained, without due inquiry, Tenant has no offset against the payment of rent except as may be stated in the Lease.

(vii)	As of this date, as far as can be ascertained, without due inquiry, all improvements and work required under the terms of the Lease to be done by Landlord have been completed to the satisfaction of Tenant.

(viii)	As of this date, as far as can be ascertained, without due inquiry, Landlord is not in default under the terms of the Lease.

(ix)	Notwithstanding the foregoing, Tenant reserves the right to enforce all of its rights and remedies under the Lease, including, but not limited to, those related to matters not described herein.

Very truly yours,

WALGREEN CO.

By:

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

TO:	Walgreen Co.
200 Wilmot Road
Deerfield, IL 60015

Re:	Notice of Change of Ownership of Walgreen Store located at

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated                     , between Walgreen Co., as tenant and                      , as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

We are enclosing for your records a copy of (i) the Special Warranty Deed conveying the Property to the New Owner; (ii) Assignment of the Lease to the New Owner, and (iii) a form W-9 reflecting the tax identification number of the New Owner.

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,

By:

By:
Name:
Title:

H-1

EXHIBIT I

To be completed during Due Diligence.

I-1